Exhibit 99.1


Progenics Initiates Human Testing of Novel HIV Entry Inhibitor, PRO 140; Phase 1 Trials Begin on First Monoclonal Antibody to Block HIV Infection of Cells via CCR5

   LONDON--(BUSINESS WIRE)--May 4, 2004--Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced that it has begun phase 1 clinical trials of a new HIV therapy - a humanized monoclonal antibody that blocks infection by inhibiting the ability of the virus to enter healthy cells. PRO 140 belongs to a new class of drugs, viral-entry inhibitors, which are designed to prevent HIV (human immunodeficiency virus, the causative agent of AIDS) from gaining access to cells of the immune system. Unlike currently approved therapies, PRO 140 blocks the CCR5 coreceptor, one of the principal portals HIV uses to enter cells, that was discovered in 1996 by Progenics' scientists and their collaborators. Because of its novel mechanism of action, PRO 140 has the potential to be broadly active against viruses that have acquired resistance to existing classes of antiretroviral therapies. The announcement was made at the 4th Annual Fortis Bank Biotechnology Conference in London.

   Unique product profile

   "There is an urgent and growing need for new HIV therapies," said Jeffrey M. Jacobson, M.D., Assistant Chief and Program Director, Division of Infectious Diseases, Beth Israel Medical Center and Professor of Medicine, Albert Einstein College of Medicine in New York City. "New therapies are needed to combat the rise in drug-resistant strains of HIV, to lessen the significant treatment-related toxicities, and to simplify the complex multidrug treatment regimens. As a humanized monoclonal antibody against a novel target, PRO 140 has the potential to address each of these important needs. Pending successful completion of the current study, I look forward to seeing this innovative product advanced into treatment studies in HIV-infected individuals."
   Progenics has begun dosing healthy volunteers with PRO 140 in a double-blind, randomized, placebo-controlled, dose-escalation phase 1 study. The primary goal of the trial is to evaluate the tolerability and pharmacologic profile of PRO 140. This study is expected to complete later this year, and phase 1b studies in HIV-infected patients are planned thereafter.
   "PRO 140 belongs to a promising new class of anti-HIV agents known as CCR5 coreceptor inhibitors. Preliminary proof-of-principle for this class has recently been obtained by small-molecule inhibitors that are in early clinical development," said William C. Olson, Ph.D., Vice President, Research & Development at Progenics. "Whereas the small-molecule inhibitors are antagonists that also block the natural activity of CCR5, PRO 140 inhibited HIV infection without CCR5 receptor antagonism in laboratory studies. In addition, PRO 140 recognized a different region of CCR5 and thus may be active against viruses that are resistant to small-molecule CCR5 antagonists. Lastly, as a class, monoclonal antibody products often have favorable safety profiles and serum half-lives that enable infrequent dosing."

   Background

   PRO 140 is a humanized monoclonal antibody designed to bind CCR5 on immune-system cells and thereby shield the cells from infection with HIV. PRO 140 is highly specific in targeting a site on CCR5 that is utilized by HIV without interfering with the normal function of CCR5.
   CCR5 is a chemokine receptor expressed on the surface of certain immune system cells that plays a key role in the inflammatory response. In 1996, Progenics scientists and their collaborators discovered that HIV uses CCR5 as a principal portal to gain entry into and infect the host cell. In order to reproduce, HIV must enter a cell and incorporate its genetic material into the cell's DNA, thereby commandeering the host into producing numerous copies of the virus. These new viruses are then released into the bloodstream to infect other cells. Viral-entry inhibitors like PRO 140 are designed to stem this cycle of infection and reproduction by blocking virus before it enters a healthy cell, whereas conventional HIV medications work by inhibiting viral reproduction only after the virus has infected the host cell.
   The goal of the phase 1 study is to assess the tolerability, pharmacology, and immunogenicity of PRO 140 in healthy volunteers. Unlike its mouse-based predecessor, humanized PRO 140 is designed to be suitable for repeat dosing in humans. Humanization of the PRO 140 monoclonal antibody was accomplished under a collaborative agreement with Protein Design Labs, Inc. (Nasdaq: PDLI).
   In laboratory studies, PRO 140 has demonstrated potent, broad-spectrum antiviral activity against more than 40 genetically diverse HIV strains isolated directly from infected individuals. Additional studies have demonstrated that HIV failed to develop resistance to PRO 140 despite 40 weeks of continued exposure to the drug in vitro. This period is considerably longer than that required for HIV to develop resistance to other classes of antiviral agents in similar laboratory studies. In other preclinical experiments, multiple doses of PRO 140 reduced, and then maintained, viral loads at undetectable levels for the duration of therapy in a well-recognized animal model of HIV infection, without the emergence of viral resistance. Sustaining undetectably low levels of virus in the blood is a primary goal of HIV therapy.
   In these preclinical models, PRO 140 was shown to be effective at protecting both primary T-cells and macrophages, immune system cells that provide the major targets for HIV infection in vivo. In the laboratory, PRO 140 was also combined with other viral-entry inhibitors. A "triple cocktail" of PRO 542, PRO 140 and Fuzeon(TM), each of which inhibits a different step in the sequence of events leading to the entry of HIV into target cells, acted synergistically to block infection of healthy cells. The multi-step nature of HIV entry into cells--attachment, co-receptor binding and fusion--may leave the virus susceptible to inhibition by combinations of drugs that act at different stages of the process. Progenics' investigational drugs PRO 542 and PRO 140 block viral attachment and subsequent co-receptor binding, respectively. Fuzeon, a drug developed by Trimeris and Roche, blocks the third step in the entry process, virus-to-cell fusion.
   Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company has five product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the debilitating side effects of opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness and may be the Company's first product candidate to be approved for marketing. In the area of HIV infection, the Company is developing viral-entry inhibitors, including PRO 542, a genetically engineered molecule designed to selectively target and neutralize HIV (in phase 2 studies), and PRO 140, a monoclonal antibody designed to target the HIV coreceptor CCR5 (in phase 1 studies). In addition, the Company is conducting research on a novel prophylactic HIV vaccine. The Company is developing immunotherapies for prostate cancer, including monoclonal antibodies directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also studying a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

   DISCLOSURE NOTICE: The information contained in this document is current as of May 4, 2004. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.
   Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

   Editor's Note:

   Additional information on Progenics available at http://www.progenics.com.

    CONTACT: Progenics Pharmaceuticals, Inc.
             Richard W. Krawiec, Ph.D., 914-789-2800
             rkrawiec@progenics.com